UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16333 Phoebe Ave, La Mirada, CA	90638
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In August 2008, BioLargo, Inc. (“we”, or the “Company”) entered into a marketing and representation agreement (the “Marketing Agreement”) with Ioteq IP Pty. Ltd., an Australian company (“Ioteq-Australia”), and its United States affiliate Ioteq Inc. (“Ioteq-US”, and collectively with Ioteq-Australia, “Ioteq”), pursuant to which we represent and market Ioteq’s iodine-based disinfection technology, the Isan system, on an exclusive basis in the United States and on a non-exclusive basis in the rest of the world, with respect to seeking, identifying, introducing and negotiating various business opportunities. The Marketing Agreement obligated us to make monthly payments to Ioteq of $20,000 per month commencing September 1, 2008. For our efforts in seeking, identifying, introducing and negotiating business opportunities, Ioteq agreed to reimburse us our actual out-of-pocket costs incurred and pay us a royalty.

On March 26 and March 29, 2010, we entered into a series of transactions whereby we licensed the Isan system technology from Ioteq, and then sublicensed the technology to a third party. These transactions are described in the following paragraphs.

Sublicense to BioLargo and Amendment of Marketing Agreement

On March 26, 2010, Ioteq-US and BioLargo entered into a sublicense agreement (the “Ioteq Sublicense Agreement”) which grants BioLargo the exclusive rights to use, exploit, develop and commercialize certain technology, including patented and proprietary technologies (referred to in this report as the “Isan System Technology”) in the United States, Canada and Mexico, in any field of use. The agreement includes rights allowing BioLargo to sublicense the technology. Pursuant to the Ioteq Sublicense Agreement, BioLargo agreed to pay a royalty of 5% to Ioteq-US, as well as 60% of revenues generated from sublicense agreements, up to AUD$800,000 (Australian dollars; unless otherwise noted, all figures in U.S. dollars). Once Ioteq-US has received AUD$800,000 from BioLargo, the royalty rate is automatically reduced from 5% to 2.5%, and sublicensing fees are reduced from 60% to 30%. BioLargo is required to pay a minimum annual license fee to Ioteq Inc. of $150,000, which will be divided into twelve equal payments of $12,500 per month. The Ioteq Sublicense Agreement also contains customary provisions relating to indemnity, insurance, governing law, assignment of rights and obligations, attorneys’ fees, force majeure and other matters standard for license transactions.

A copy of the Ioteq Sublicense Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Ioteq Sublicense Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Simultaneously with the execution of the Ioteq Sublicense Agreement, BioLargo and Ioteq amended the terms of the Marketing Agreement. As amended, BioLargo will no longer be required to pay to Ioteq a monthly payment of $20,000. A final payment obligation will accrue April 1, 2010, and BioLargo agreed to pay Ioteq $50,000, which amount represents accrued and unpaid monthly payment amounts, including the final April 2010 accrual.

A copy of Amendment No. 1 to the Marketing Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The description of the Amendment No. 1 to the Marketing Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Sublicense to Isan USA

On March 29, 2010, BioLargo and Isan USA, Inc. (“Isan USA”) entered into a sublicense agreement (the “Isan USA Sublicense”) which grants Isan USA the exclusive rights to use, exploit, develop and commercialize the Isan System Technology in the United States, in particular fields of use (set forth below). Isan USA is a California corporation founded and organized by Bert Fenenga. Mr. Fenenga, headquartered in Oceanside, California, is a certified public accountant and senior executive with 25 years of corporate experience serving as Managing Director, COO, CFO or Senior VP with such noteworthy firms as, Eagle Creek, Inc., and Quicksilver, Inc. Mr. Fenenga also invested in our private securities offering which commenced June 1, 2009.

The Isan USA Sublicense grants Isan USA exclusive rights to commercialize the Isan System Technology in the United States, in the following fields of use (as further defined in the agreement): (i) horticulture, (ii) post-harvest sanitation of fruits and vegetables, (iii) dairy use, and (iv) poultry drinking water. Additional fields of use may be added by Isan USA upon the satisfaction of certain conditions, including the submission of the proposed field of use, and a plan and budget for development and commercialization of product(s) in the proposed field of use.  BioLargo would have 30 days after any such submission to review and respond to the proposal. If the parties agree, the sublicense agreement would be amended to include the proposed field of use.

In addition to the exclusive rights granted in the United States, the Isan USA Sublicense grants Isan USA rights to export licensed products to Canada and Mexico. Furthermore, should BioLargo enter into a sublicense agreement with a third party to commercialize the Isan System technology in the United States in a field of use not licensed to Isan USA, BioLargo is required to pay to Isan USA 15% of any revenue generated from that sublicense agreement. If BioLargo desires to commercialize the Isan System Technology in the United States in a field of use not subject to the Isan USA Sublicense, it must provide Isan USA the option to purchase the United States rights to the proposed field of use for an amount equal to one-third of the proposed commercialization budget, such payment to be made as expenses are accrued, and subject to increase or decrease based on actual expenditures.

Pursuant to the Isan USA Sublicense, Isan USA paid to BioLargo a $100,000 initial license fee, fully earned upon payment, and has agreed to pay a 6% royalty on sales of licensed products, and 30% of revenues generated from sublicense agreements. The royalty on sales of licensed products decreases to 5% if annual net sales revenues exceed $10,000,000, and decrease to 4% if annual net sales revenues exceed $15,000,000. Isan USA has agreed to pay a minimum annual license fee to BioLargo of $20,000 per month for the first 24 months of the agreement, and $33,333 per month thereafter, paid quarterly, in arrears, commencing June 30, 2010. Each of Ioteq-Australia and Ioteq-US executed a written consent to the Isan USA Sublicense.

As partial consideration for the Isan USA Sublicense, BioLargo was granted an option to purchase a 20% non-dilutive common stock interest in Isan USA, for a purchase price equal to the basis upon which the founders of Isan USA purchased their shares, not to exceed an aggregate of $200,000. These essential terms, and other standard terms and conditions, will be set forth in a written agreement, to be mutually prepared by the parties.

The Isan USA Sublicense grants Isan USA the right to conduct research and development activities, and pursue regulatory approval, field trials, and all other work necessary to develop, improve, enhance and commercialize the Isan System Technology within the defined fields of use in the United States. Any improvements to the Isan System Technology remain the property of BioLargo.

If Isan USA determines that the continuation of the Isan USA Sublicense will not be, or is no longer, economically viable, Isan USA may terminate the Isan USA Sublicense upon not less than 90 days written notice to BioLargo. Otherwise, the Isan USA Sublicense will expire on the earlier of (i) the expiration of the patent rights licensed, or (ii) on the 10th anniversary of the agreement. Isan USA may extend the agreement for six additional periods of five years, provided that the licensed patent rights remain valid. The Isan USA Sublicense also contains customary provisions relating to indemnity, insurance, governing law, assignment of rights and obligations, attorneys’ fees, force majeure and other matters standard for license transactions.

A copy of the Isan USA Sublicense is filed as Exhibit 10.3 hereto and is incorporated herein by reference. The description of the Isan USA Sublicense contained herein is qualified in its entirety by the full text of such exhibit.

Agency Agreement

In addition to the Isan USA Sublicense, on March 29, 2010, BioLargo and Isan USA entered into an agency agreement (“Agency Agreement”) whereby BioLargo was designated a non-exclusive representative of Isan USA in the United States, with respect to seeking, identifying, introducing and negotiating “business opportunities” to commercialize the Isan System Technology. As consideration for the designation, Isan USA agreed to pay to BioLargo 7% of any net royalty or payment received by Isan USA derived directly or indirectly from such business opportunities. The parties may agree on a different percentage. If BioLargo proposes to Isan USA a sublicense in a field of use sublicensed to Isan USA pursuant to the Isan USA Sublicense, with a party with whom BioLargo has entered into a product evaluation agreement, and within one year of the March 29, 2010 effective date of the Isan USA Sublicense, Isan USA has agreed to pay to BioLargo a sublicensing fee of 75% of any revenue received from such sublicense agreement. If the sublicense is commenced subsequent to one year from the March 29, 2010 effective date of the Isan USA Sublicense, Isan USA has agreed to pay to BioLargo a sublicensing fee of 50% of any revenue received from such sublicense agreement.

A copy of the Agency Agreement is filed as Exhibit 10.4 hereto and is incorporated herein by reference. The description of the Agency Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01	Financial Statements and Exhibits

10.1	Sublicense Agreement by and between Ioteq Inc., a Delaware corporation, and BioLargo, Inc.
10.2	Amendment No. 1 to Marketing Agreement
10.3	Sublicense Agreement by and between BioLargo, Inc., and Isan USA, Inc.
10.4	Agency Agreement by and between BioLargo, Inc., and Isan USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2010	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer